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Genocea Doses First Patient in Phase 1/2a TiTAN Clinical Trial for GEN-011 Neoantigen-Targeted T cell Therapy
CAMBRIDGE, Mass., July 13, 2021 - Genocea Biosciences, Inc. (Nasdaq: GNCA), a biopharmaceutical company developing next-generation neoantigen immunotherapies, today announced the dosing of the first patient in its TiTAN study, a Phase 1/2a clinical trial testing its GEN-011 therapy. GEN-011 represents a new category of autologous solid tumor cell therapy: neoantigen-targeted peripheral T cells ("NPTs").
“Dosing the first patient with GEN-011 represents an exciting milestone for Genocea and the field of neoantigen-targeted T cell therapy,” said Thomas Davis, M.D., the company’s Chief Medical Officer. “We believe our GEN-011 therapy employs better targeting – using our ATLASTM platform to select optimal neoantigen targets that drive anti-tumor immune responses and avoid immunosuppressive InhibigensTM - and better T cells, derived from easily accessible peripheral blood as opposed to the tumor itself. We are grateful to the patients eager to participate in our trial, to our investigators, and to our colleagues here at Genocea for their great dedication to improve patients’ outcomes. We look forward to reporting top-line results from this study on a subset of patients late in the fourth quarter of 2021 or the first quarter of 2022.”
About GEN-011
GEN-011 is a next-generation solid tumor therapy comprised of NPTs CD4+ and CD8+ which are specific for up to 30 antigens to limit tumor escape. NPTs have minimal bystander, non-tumor-specific cells, and are devoid of Inhibigen-specific cells which may be detrimental to clinical response.
About the GEN-011 TiTAN clinical trial
TiTAN is an open-label, multi-center Phase1/2a trial evaluating safety, tolerability, T cell persistence and proliferation and clinical efficacy. The TiTAN clinical trial is testing two dosing regimens, a repeated lower dose regimen of GEN-011 without lymphodepletion and a single high dose administration of GEN-011 after lymphodepletion. Both groups will receive interleukin-2 after GEN-011 dosing to maximize the tumor-killing potential of the infused cells. Initial data from the TiTAN trial is expected in late Q4 2021 or Q1 2022.

About Genocea Biosciences, Inc.
Genocea’s mission is to identify the right tumor targets to develop life-changing immunotherapies for people suffering from cancer. Our proprietary ATLAS™ platform can comprehensively profile each patient’s T cell responses to potential targets, or antigens, on that patient’s tumor. ATLAS zeroes in on both antigens that activate anti-tumor T cell responses and inhibitory antigens, InhibigensTM, that drive pro-tumor immune responses. We are conducting a Phase 1/2a clinical trial for GEN-011, our investigational adoptive T cell therapy comprising neoantigen-targeted peripheral cells. We continue to monitor patients in our phase 1/2a clinical trial for GEN-009, our investigational neoantigen vaccine. In addition to our clinical programs, we are conducting research in several areas where we believe ATLAS could be a key tool in optimizing antigen selection for therapies across a number of diseases. To learn more, please visit https://www.genocea.com.
Forward-Looking Statements
This press release includes forward-looking statements related to GEN-011 and research updates within the meaning of the Private Securities Litigation Reform Act, including statements related to the anticipated timing of top-line results from Genocea’s Phase 1/2a clinical trial of GEN-011. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Genocea cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time. These factors include, but are not limited to, risks related to the potential failure of our active product candidates which are in an early stage of clinical development; our ability to obtain regulatory approval for our current and future product candidates; potential delays in enrolling patients in our clinical trials; our reliance on third parties to conduct technical development, non-clinical studies and clinical trials for our product candidates; our reliance on third parties to conduct some or all aspects of our product manufacturing; our ability to obtain or protect intellectual property rights related to our product candidates; the potential impacts of COVID-19 on our business and financial results; changes in law, regulations, or interpretations and enforcement of regulatory guidance; our need for additional financing and the risks listed under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2020 and any subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release and Genocea assumes no duty to update forward-looking statements, except as may be required by law.
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